SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED OCTOBER 25, 2001
(To Prospectus dated October 22, 2001)





                                  CWMBS, INC.
                                   Depositor


                                  Countrywide
                                Home Loans, Inc.
                                     Seller


                      Countrywide Home Loans Servicing LP
                                Master Servicer


                    CHL Mortgage Pass-Through Trust 2001-22
                                     Issuer

                                ----------------


The Class PO Certificates

o This supplement relates to the offering of the Class PO certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO certificates. Additional information is contained in the prospectus supplement dated October 25, 2001, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated October 22, 2001. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the September 25, 2002, the class certificate balance of the Class PO certificates was approximately $633,839.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 30, 2002

--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

                               THE MORTGAGE POOL

   As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 817 Mortgage Loans having an aggregate Stated Principal Balance of approximately $341,946,682.

   The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                     As of
                                                               September 1, 2002
                                                               -----------------
Total Number of Mortgage Loans ..............................         817
Delinquent Mortgage Loans and Pending Foreclosures at
  Period End (1)
 30-59 days .................................................        1.22%
 60-90 days .................................................        0.25%
 91 days or more (excluding pending foreclosures) ...........        0.00%
                                                                     -----
   Total Delinquencies ......................................        1.47%
                                                                     =====
Foreclosures Pending ........................................        0.25%
                                                                     =====
   Total Delinquencies and foreclosures pending .............        1.72%
                                                                     =====

---------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

   Two (2) Mortgage Loans have been converted and are, as of the Reference Date, REO Loans.

   Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

   Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

   The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                                                                             At             At
                                                             At February 28 (29),                       December 31,     June 30,
                                          ----------------------------------------------------------    ------------   ------------
                                             1998            1999           2000            2001            2001           2002
                                             ----            ----           ----            ----            ----           ----
Delinquent Mortgage Loans and Pending
  Foreclosures at Period End
   30-59 days .........................         1.08%           1.03%          1.36%           1.61%           1.89%          1.85%
   60-89 days .........................          0.16            0.18           0.22            0.28            0.39           0.40
   90 days or more (excluding pending
      foreclosures) ...................          0.16            0.12           0.16            0.14            0.23           0.28
                                         ------------    ------------   ------------    ------------    ------------   ------------
     Total of delinquencies ...........         1.40%           1.32%          1.75%           2.03%           2.51%          2.53%
                                         ============    ============   ============    ============    ============   ============
Foreclosures pending ..................         0.17%           0.14%          0.16%           0.27%           0.31%          0.28%
                                         ============    ============   ============    ============    ============   ============
     Total delinquencies and
      foreclosures pending ............         1.57%           1.46%          1.91%           2.30%           2.82%          2.81%
                                         ============    ============   ============    ============    ============   ============
Net Gains/(Losses) on liquidated
  loans(1) ............................  $(2,662,000)    $(2,882,524)   $(3,076,240)    $(2,988,604)    $(5,677,141)   $(3,054,092)
Percentage of Net Gains/(Losses) on
  liquidated loans(1)(2) ..............      (0.024)%        (0.018)%       (0.017)%        (0.014)%        (0.022)%       (0.010)%
Percentage of Net Gains/(Losses) on
  liquidated loans (based on average
  outstanding principal balance)(1) ...      (0.027)%        (0.021)%       (0.017)%        (0.015)%        (0.023)%       (0.011)%

---------------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                    DESCRIPTION OF THE CLASS PO CERTIFICATES

   The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

   As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $633,839, evidencing a beneficial ownership interest of approximately 0.19% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $329,033,670 and evidenced in the aggregate a beneficial ownership interest of approximately 96.22% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $12,913,011, and evidenced in the aggregate a beneficial ownership interest of approximately 3.78% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

   The monthly statement furnished to Certificateholders of record on the Distribution Date on September 25, 2002 is included herein as Exhibit 2.

Revised Structuring Assumptions

   Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates - Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $633,839 and (ii) the closing date of the sale of the Class PO Certificates is October 30, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

   The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 79.0%.

         Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                                Percentage of the Prepayment
                                                         Assumption
                                            -----------------------------------
Class                                        0%     100%    275%    400%   500%
 -----                                       --     ----    ----    ----   ----
Class PO ...............................    1.3%    2.4%   4.8%     6.7%   8.3%

   It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

   The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this Supplement or all of the Mortgage Loans will prepay at the constant percentages of the Prepayment Assumption specified in the table or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of the Prepayment Assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions and Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*

                                                         Class PO
                                               Percentage of the Prepayment
                                                        Assumption
                                                        ----------
Distribution Date                            0%     100%    275%    400%   500%
-----------------                            --     ----    ----    ----   ----
Initial Percent .........................    100      100    100     100    100
October 30, 2002                              97       97     97      97     96
October 25, 2003                              96       92     86      81     78
October 25, 2004                              95       86     71      62     55
October 25, 2005                              93       79     59      46     38
October 25, 2006                              92       73     48      35     26
October 25, 2007                              90       68     40      26     18
October 25, 2008                              88       62     32      19     12
October 25, 2009                              86       57     26      14      8
October 25, 2010                              84       53     22      11      6
October 25, 2011                              82       48     18       8      4
October 25, 2012                              80       44     14       6      3
October 25, 2013                              77       40     11       4      2
October 25, 2014                              75       36      9       3      1
October 25, 2015                              72       33      7       2      1
October 25, 2016                              69       30      6       2      1
October 25, 2017                              65       27      5       1      0
October 25, 2018                              62       24      4       1      0
October 25, 2019                              58       21      3       1      0
October 25, 2020                              54       18      2       0      0
October 25, 2021                              50       16      2       0      0
October 25, 2022                              46       14      1       0      0
October 25, 2023                              42       12      1       0      0
October 25, 2024                              38       10      1       0      0
October 25, 2025                              33        8      1       0      0
October 25, 2026                              28        7      0       0      0
October 25, 2027                              23        5      0       0      0
October 25, 2028                              18        4      0       0      0
October 25, 2029                              12        2      0       0      0
October 25, 2030                               6        1      0       0      0
October 25, 2031                               0        0      0       0      0
Weighted Average Life (years) ** ........  18.15    10.52   5.38    3.87   3.14

---------------
*   Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

   As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $3,590,010 and $100,000 and $4,140,000, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

   The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

   General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

   Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

   The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

   Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

   o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

   o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

   The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.

   The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

   A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

   Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

   Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

   Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

   Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

   The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

   A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

   Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

   Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

   The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

   Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

   Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

   Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                  OTHER TAXES

   No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

   All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                    RATINGS

   The Class PO Certificates are currently rated "AAA" by Fitch Ratings and by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

   Pursuant to a Placement Agency Agreement, dated as of October 30, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

              EXHIBIT 1 -- CHL Mortgage Pass-Through Trust 2001-22

                Current Mortgage Rates of the Mortgage Loans (1)

--------------------------------------------------------------------------------
   Current             Number of        Aggregate Principal         Percent of
Mortgage Rate (%)   Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
--------------------------------------------------------------------------------
6.500                    18               7,699,316.32                2.25
6.625                    28              12,568,872.12                3.68
6.750                   118              49,066,856.64               14.35
6.875                   187              78,519,404.87               22.96
7.000                   130              55,321,125.24               16.18
7.125                    98              40,031,318.18               11.71
7.250                    66              27,198,919.79                7.95
7.375                    63              26,892,275.05                7.86
7.500                    40              16,625,928.47                4.86
7.625                    18               7,449,375.12                2.18
7.750                    16               5,283,287.07                1.55
7.875                     9               4,583,611.52                1.34
8.000                     7               3,035,814.04                0.89
8.125                     1                 316,679.96                0.09
8.250                     3               1,206,084.99                0.35
8.375                     4               1,739,544.59                0.51
8.500                     8               3,188,524.43                0.93
8.625                     1                 582,650.55                0.17
9.000                     1                 355,059.22                0.10
9.125                     1                 282,034.03                0.08
--------------------------------------------------------------------------------
 Total                  817             341,946,682.20              100.00
================================================================================

(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 7.087% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 7.078% per annum.

                  Current Mortgage Loan Principal Balances (1)

-----------------------------------------------------------------------------------------------
  Current Mortgage                   Number of        Aggregate Principal         Percent of
  Loan Balance ($)                Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
  100,000.01 to   150,000.00              2                 219,790.70                0.06
  250,000.01 to   300,000.00             24               6,976,803.07                2.04
  300,000.01 to   350,000.00            251              82,609,921.75               24.16
  350,000.01 to   400,000.00            230              86,958,007.38               25.43
  400,000.01 to   450,000.00             85              36,077,293.33               10.55
  450,000.01 to   500,000.00             78              37,100,629.33               10.85
  500,000.01 to   550,000.00             53              27,750,209.58                8.12
  550,000.01 to   600,000.00             32              18,362,245.27                5.37
  600,000.01 to   650,000.00             35              22,216,666.55                6.50
  650,000.01 to   700,000.00              3               2,014,731.48                0.59
  700,000.01 to   750,000.00              8               5,838,216.49                1.71
  750,000.01 to 1,000,000.00             12              10,719,971.22                3.13
1,000,000.01 to 1,500,000.00              4               5,102,196.05                1.49
-----------------------------------------------------------------------------------------------
 Total                                  817             341,946,682.20              100.00
===============================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $418,539.

           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)

-----------------------------------------------------------------------------------------------
Original Loan-to-Value              Number of        Aggregate Principal         Percent of
    Ratios (%)                    Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
50.00 or Less                            46              20,771,903.14                6.07
50.01 to 55.00                           24              10,355,401.08                3.03
55.01 to 60.00                           49              19,887,085.51                5.82
60.01 to 65.00                           50              24,587,406.79                7.19
65.01 to 70.00                           84              38,986,135.49               11.40
70.01 to 75.00                          158              68,500,378.31               20.03
75.01 to 80.00                          328             131,544,835.34               38.47
80.01 to 85.00                            6               2,051,507.51                0.60
85.01 to 90.00                           48              16,814,429.38                4.92
90.01 to 95.00                           24               8,447,599.65                2.47
-----------------------------------------------------------------------------------------------
 Total                                  817             341,946,682.20              100.00
===============================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 72.15%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

               State Distribution of the Mortgaged Properties (1)

-----------------------------------------------------------------------------------------------
State Distribution of                Number of        Aggregate Principal         Percent of
Mortgaged Properties              Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Arizona                                  21               7,997,863.44                2.34
California                              403             168,792,484.15               49.36
Colorado                                 46              18,282,180.80                5.35
Florida                                  34              14,234,811.94                4.16
Georgia                                  34              13,075,253.51                3.82
New Jersey                               20               8,652,636.71                2.53
Texas                                    43              18,169,684.30                5.31
Washington                               25              10,061,680.10                2.94
Other (less than 2%)                    191              82,680,087.25               24.18
-----------------------------------------------------------------------------------------------
 Total                                  817             341,946,682.20              100.00
===============================================================================================

(1) "Other" includes 33 other states and the District of Columbia, each with under 2% concentration. As of the Reference Date, no more than approximately 0.84% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                 Documentation Programs for the Mortgage Loans

-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Type of Program                   Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Full                                    321             141,543,237.28               41.39
Alternative                             305             122,729,931.78               35.89
Reduced                                 138              55,592,151.14               16.26
CLUES                                    32              12,516,763.57                3.66
Streamlined                              21               9,564,598.43                2.80
-----------------------------------------------------------------------------------------------
 Total                                  817             341,946,682.20              100.00
===============================================================================================

                         Types of Mortgaged Properties

-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Property Type                     Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Single Family Residence                 555             235,255,495.85               68.80
Planned Unit Development                240              98,185,216.66               28.71
Low-rise Condominium                     20               7,655,350.96                2.24
2 - 4 Family Residence                    2                 850,618.73                0.25
-----------------------------------------------------------------------------------------------
 Total                                  817             341,946,682.20              100.00
===============================================================================================

                         Purposes of the Mortgage Loans

-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Loan Purpose                      Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Purchase                                355             144,396,825.65               42.23
Refinance (rate/term)                   265             115,479,341.59               33.77
Refinance (cash-out)                    197              82,070,514.96               24.00
-----------------------------------------------------------------------------------------------
 Total                                  817             341,946,682.20              100.00
===============================================================================================

                   Occupancy Types of the Mortgage Loans (1)

-----------------------------------------------------------------------------------------------
                                     Number of        Aggregate Principal         Percent of
Occupancy Type                    Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
Owner Occupied                          782             327,492,941.56               95.77
Secondary Residence                      27              10,964,503.02                3.21
Investment                                8               3,489,237.62                1.02
-----------------------------------------------------------------------------------------------
 Total                                  817             341,946,682.20              100.00
===============================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.

              Remaining Terms to Maturity of the Mortgage Loans (1)

-----------------------------------------------------------------------------------------------
Remaining Terms to                   Number of        Aggregate Principal         Percent of
Maturity (months)                 Mortgage Loans    Balance Outstanding ($)   Mortgage Pool (%)
-----------------------------------------------------------------------------------------------
229                                       1                 346,430.69                0.10
230                                      14               5,574,315.48                1.63
231                                       5               1,715,011.86                0.50
290                                       1                 359,847.09                0.11
291                                       1                 391,647.06                0.11
338                                       1                 349,000.19                0.10
345                                       1                 542,640.41                0.16
347                                       2                 668,639.10                0.20
348                                       4               2,368,131.79                0.69
349                                      60              24,118,425.43                7.05
350                                     470             195,850,454.45               57.28
351                                     257             109,662,138.65               32.07
-----------------------------------------------------------------------------------------------
 Total                                  817             341,946,682.20              100.00
===============================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 347 months.

                                   EXHIBIT 2

       THE                                            Distribution Date: 9/25/02
     BANK OF
       NEW
      YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                      Countrywide Home Loans Servicing LP
                          Mortgage Pass-Through Trust
                                 Series 2001-22

                 Certificateholder Monthly Distribution Summary

                                                    Certificate                                  Pass
                                    Class              Rate            Beginning                Through           Principal
Class         Cusip              Description           Type             Balance                 Rate (%)         Distribution
-----------------------------------------------------------------------------------------------------------------------------
A1          12669CDF4               Senior           Fix-30/360        3,326,275.59             5.000000         1,341,456.69
A2          12669CDG2               Senior           Fix-30/360       81,000,000.00             5.500000                   --
A3          12669CDH0               Senior           Fix-30/360       84,243,000.00             5.250000                   --
A4          12669CDJ6             Strip IO           Fix-30/360       29,429,717.44             6.500000                   --
A5          12669CDK3               Senior           Fix-30/360       45,508,000.00             6.500000                   --
A6          12669CDL1               Senior           Fix-30/360       19,410,655.03             6.500000                   --
A7          12669CDM9               Senior           Fix-30/360       22,518,941.40             6.500000         4,945,712.57
A8          12669CDN7               Senior           Fix-30/360                  --             6.500000                   --
A9          12669CDP2               Senior           Fix-30/360       49,431,340.32             6.460000        10,856,336.30
A10         12669CDQ0               Senior           Fix-30/360       40,000,000.00             6.450000                   --
PO          12669CDR8               Senior           Fix-30/360          638,354.36             0.000000             4,515.35
AR          12669CDS6               Senior           Fix-30/360                  --             6.500000                   --
-----------------------------------------------------------------------------------------------------------------------------
M           12669CDT4               Junior           Fix-30/360        5,743,959.46             6.500000             5,094.99
B1          12669CDU1               Junior           Fix-30/360        2,666,838.39             6.500000             2,365.53
B2          12669CDV9               Junior           Fix-30/360        2,051,414.14             6.500000             1,819.64
B3          12669CDW7               Junior           Fix-30/360          820,565.66             6.500000               727.86
B4          12669CDX5               Junior           Fix-30/360          820,565.66             6.500000               727.86
B5          12669CDY3               Junior           Fix-30/360          821,132.61             6.500000               728.36
-----------------------------------------------------------------------------------------------------------------------------
Totals                                                               359,001,042.62                             17,159,485.15
-----------------------------------------------------------------------------------------------------------------------------


                                                        Realized                               Cumulative
            Interest              Total                 Current          Ending                 Realized
Class     Distribution         Distribution              Losses          Balance                 Losses
---------------------------------------------------------------------------------------------------------
A1           13,857.36         1,355,314.05                  --         1,984,818.90                 --
A2          371,193.11           371,193.11                  --        81,000,000.00                 --
A3          368,506.64           368,506.64                  --        84,243,000.00                 --
A4          159,386.54           159,386.54                  --        29,120,150.52                 --
A5          246,463.89           246,463.89                  --        45,508,000.00                 --
A6                  --                   --                  --        19,515,779.96                 --
A7          121,958.91         5,067,671.47                  --        17,573,228.83                 --
A8                  --                   --                  --                   --                 --
A9          266,105.38        11,122,441.69                  --        38,575,004.02                 --
A10         215,000.00           215,000.00                  --        40,000,000.00                 --
PO                  --             4,515.35                  --           633,839.00                 --
AR                  --                   --                  --                   --                 --
---------------------------------------------------------------------------------------------------------
M            31,108.35            36,203.34                  --         5,738,864.47                 --
B1           14,443.16            16,808.69                  --         2,664,472.85                 --
B2           11,110.12            12,929.76                  --         2,049,594.50                 --
B3            4,444.05             5,171.91                  --           819,837.80                 --
B4            4,444.05             5,171.91                  --           819,837.80                 --
B5            4,447.12             5,175.48                  --           820,404.25                 --
---------------------------------------------------------------------------------------------------------
Totals    1,832,468.68        18,991,953.83                  --       341,946,682.38                 --
---------------------------------------------------------------------------------------------------------

       THE                                            Distribution Date: 9/25/02
     BANK OF
       NEW
      YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                      Countrywide Home Loans Servicing LP
                          Mortgage Pass-Through Trust
                                 Series 2001-22

                         Principal Distribution Detail

                              Original            Beginning            Scheduled                                 Unscheduled
                             Certificate         Certificate           Principal              Accretion           Principal
Class        Cusip             Balance             Balance            Distribution            Principal          Adjustments
----------------------------------------------------------------------------------------------------------------------------
A1         12669CDF4        12,000,000.00         3,326,275.59        1,341,456.69                   --                   --
A2         12669CDG2        81,000,000.00        81,000,000.00                  --                   --                   --
A3         12669CDH0        84,243,000.00        84,243,000.00                  --                   --                   --
A4         12669CDJ6        31,431,346.00        29,429,717.44                  --                   --                   --
A5         12669CDK3        45,508,000.00        45,508,000.00                  --                   --                   --
A6         12669CDL1        18,390,000.00        19,410,655.03                  --           105,124.94                   --
A7         12669CDM9        34,167,000.00        22,518,941.40        4,945,712.57                   --                   --
A8         12669CDN7        10,000,000.00                   --                  --                   --                   --
A9         12669CDP2        75,000,000.00        49,431,340.32       10,856,336.30                   --                   --
A10        12669CDQ0        40,000,000.00        40,000,000.00                  --                   --                   --
PO         12669CDR8           650,327.92           638,354.36            4,515.35                   --                   --
AR         12669CDS6               100.00                   --                  --                   --                   --
----------------------------------------------------------------------------------------------------------------------------
M          12669CDT4         5,796,000.00         5,743,959.46            5,094.99                   --                   --
B1         12669CDU1         2,691,000.00         2,666,838.39            2,365.53                   --                   --
B2         12669CDV9         2,070,000.00         2,051,414.14            1,819.64                   --                   --
B3         12669CDW7           828,000.00           820,565.66              727.86                   --                   --
B4         12669CDX5           828,000.00           820,565.66              727.86                   --                   --
B5         12669CDY3           828,572.08           821,132.61              728.36                   --                   --
----------------------------------------------------------------------------------------------------------------------------
Totals                     688,410,000.00       359,001,042.62       17,159,485.15           105,124.94                   --
----------------------------------------------------------------------------------------------------------------------------


                                       Current          Ending                Ending
             Net Principal            Realized        Certificate           Certificate
Class        Distribution              Losses           Balance               Factor
----------------------------------------------------------------------------------------
A1            1,341,456.69                  --         1,984,818.90        0.16540157500
A2                      --                  --        81,000,000.00        1.00000000000
A3                      --                  --        84,243,000.00        1.00000000000
A4                      --                  --        29,120,150.52        0.92646845335
A5                      --                  --        45,508,000.00        1.00000000000
A6                      --                  --        19,515,779.96        1.06121696372
A7            4,945,712.57                  --        17,573,228.83        0.51433338689
A8                      --                  --                   --        0.00000000000
A9           10,856,336.30                  --        38,575,004.02        0.51433338690
A10                     --                  --        40,000,000.00        1.00000000000
PO                4,515.35                  --           633,839.00        0.97464522718
AR                      --                  --                   --        0.00000000000
----------------------------------------------------------------------------------------
M                 5,094.99                  --         5,738,864.47        0.99014224739
B1                2,365.53                  --         2,664,472.85        0.99014227207
B2                1,819.64                  --         2,049,594.50        0.99014227170
B3                  727.86                  --           819,837.80        0.99014227146
B4                  727.86                  --           819,837.80        0.99014227146
B5                  728.36                  --           820,404.25        0.99014228537
----------------------------------------------------------------------------------------
Totals       17,159,485.15                  --       341,946,682.38
----------------------------------------------------------------------------------------

       THE                                            Distribution Date: 9/25/02
     BANK OF
       NEW
      YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                      Countrywide Home Loans Servicing LP
                          Mortgage Pass-Through Trust
                                 Series 2001-22

                          Interest Distribution Detail

               Beginning                  Pass              Accrued            Cumulative                                  Total
              Certificate               Through             Optimal              Unpaid              Deferred            Interest
Class           Balance                 Rate (%)            Interest            Interest             Interest               Due
-----------------------------------------------------------------------------------------------------------------------------------
A1             3,326,275.59             5.000000            13,859.48                  --                   --            13,859.48
A2            81,000,000.00             5.500000           371,250.00                  --                   --           371,250.00
A3            84,243,000.00             5.250000           368,563.13                  --                   --           368,563.13
A4            29,429,717.44             6.500000           159,410.97                  --                   --           159,410.97
A5            45,508,000.00             6.500000           246,501.67                  --                   --           246,501.67
A6            19,410,655.03             6.500000                16.11                  --           105,124.94           105,141.05
A7            22,518,941.40             6.500000           121,977.60                  --                   --           121,977.60
A8                       --             6.500000                   --                  --                   --                   --
A9            49,431,340.32             6.460000           266,105.38                  --                   --           266,105.38
A10           40,000,000.00             6.450000           215,000.00                  --                   --           215,000.00
PO               638,354.36             0.000000                   --                  --                   --                   --
AR                       --             6.500000                   --                  --                   --                   --
-----------------------------------------------------------------------------------------------------------------------------------
M              5,743,959.46             6.500000            31,113.11                  --                   --            31,113.11
B1             2,666,838.39             6.500000            14,445.37                  --                   --            14,445.37
B2             2,051,414.14             6.500000            11,111.83                  --                   --            11,111.83
B3               820,565.66             6.500000             4,444.73                  --                   --             4,444.73
B4               820,565.66             6.500000             4,444.73                  --                   --             4,444.73
B5               821,132.61             6.500000             4,447.80                  --                   --             4,447.80
-----------------------------------------------------------------------------------------------------------------------------------
Totals       359,001,042.62                              1,832,691.91                  --           105,124.94         1,937,816.85
-----------------------------------------------------------------------------------------------------------------------------------


                    Net               Unscheduled
                Prepayment              Interest         Interest
Class          Int Shortfall           Adjustment          Paid
-------------------------------------------------------------------
A1                   2.12                   --            13,857.36
A2                  56.89                   --           371,193.11
A3                  56.48                   --           368,506.64
A4                  24.43                   --           159,386.54
A5                  37.78                   --           246,463.89
A6                  16.11                   --                   --
A7                  18.69                   --           121,958.91
A8                     --                   --                   --
A9                  40.78                   --           266,105.38
A10                 32.95                   --           215,000.00
PO                     --                   --                   --
AR                     --                   --                   --
-------------------------------------------------------------------
M                    4.77                   --            31,108.35
B1                   2.21                   --            14,443.16
B2                   1.70                   --            11,110.12
B3                   0.68                   --             4,444.05
B4                   0.68                   --             4,444.05
B5                   0.68                   --             4,447.12
-------------------------------------------------------------------
Totals             296.95                   --         1,832,468.68
-------------------------------------------------------------------

       THE                                            Distribution Date: 9/25/02
     BANK OF
       NEW
      YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                      Countrywide Home Loans Servicing LP
                          Mortgage Pass-Through Trust
                                 Series 2001-22

                          Current Payment Information
                               Factors per $1,000

                              Original         Beginning Cert.                                            Ending Cert.       Pass
                            Certificate           Notional            Principal          Interest          Notional        Through
Class       Cusip             Balance             Balance            Distribution      Distribution         Balance        Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
A1        12669CDF4        12,000,000.00        277.189632500       111.788057500       1.154779811       165.401575000    5.000000
A2        12669CDG2        81,000,000.00      1,000.000000000         0.000000000       4.582630962     1,000.000000000    5.500000
A3        12669CDH0        84,243,000.00      1,000.000000000         0.000000000       4.374329555     1,000.000000000    5.250000
A4        12669CDJ6        31,431,346.00        936.317440680         0.000000000       5.070942257       926.468453352    6.500000
A5        12669CDK3        45,508,000.00      1,000.000000000         0.000000000       5.415836592     1,000.000000000    6.500000
A6        12669CDL1        18,390,000.00      1,055.500545247         0.000000000       0.000000000     1,061.216963722    6.500000
A7        12669CDM9        34,167,000.00        659.084537596       144.751150710       3.569494156       514.333386885    6.500000
A8        12669CDN7        10,000,000.00          0.000000000         0.000000000       0.000000000         0.000000000    6.500000
A9        12669CDP2        75,000,000.00        659.084537619       144.751150715       3.548071761       514.333386904    6.460000
A10       12669CDQ0        40,000,000.00      1,000.000000000         0.000000000       5.375000000     1,000.000000000    6.450000
PO        12669CDR8           650,327.92        981.588424282         6.943197106       0.000000000       974.645227176    0.000000
AR        12669CDS6               100.00          0.000000000         0.000000000       0.000000000         0.000000000    6.500000
-----------------------------------------------------------------------------------------------------------------------------------
M         12669CDT4         5,796,000.00        991.021300209         0.879052819       5.367209421       990.142247391    6.500000
B1        12669CDU1         2,691,000.00        991.021324909         0.879052841       5.367209555       990.142272069    6.500000
B2        12669CDV9         2,070,000.00        991.021324540         0.879052840       5.367209553       990.142271700    6.500000
B3        12669CDW7           828,000.00        991.021324300         0.879052840       5.367209551       990.142271460    6.500000
B4        12669CDX5           828,000.00        991.021324300         0.879052840       5.367209551       990.142271460    6.500000
B5        12669CDY3           828,572.08        991.021338224         0.879052852       5.367209627       990.142285371    6.500000
-----------------------------------------------------------------------------------------------------------------------------------
Totals                    688,410,000.00        867.152276860        41.448031763       4.426252850       825.958170000
-----------------------------------------------------------------------------------------------------------------------------------

       THE
     BANK OF
       NEW
      YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                      Countrywide Home Loans Servicing LP
                          Mortgage Pass-Through Trust
                                 Series 2001-22

Pool Level Data
Distribution Date                                                        9/25/02
Cut-off Date                                                             10/1/01
Determination Date                                                        9/1/02
Accrual Period 30/360              Begin                                  8/1/02
                                   End                                    9/1/02
Number of Days in 30/360 Accrual Period                                       30



--------------------------------------------------------------------------------
                            Collateral Information
--------------------------------------------------------------------------------

Group 1
-------
Cut-Off Date Balance                                              414,000,000.00

Beginning Aggregate Pool Stated Principal Balance                 359,001,042.41
Ending Aggregate Pool Stated Principal Balance                    341,946,682.20

Beginning Aggregate Certificate Stated Principal
  Balance                                                         625,388,118.83
Ending Aggregate Certificate Stated Principal Balance             606,973,870.61

Beginning Aggregate Loan Count                                               854
Loans Paid Off or Otherwise Removed Pursuant to
  Pooling and Servicing Agreement                                             37
Ending Aggregate Loan Count                                                  817

Beginning Weighted Average Loan Rate (WAC)                             7.091706%
Ending Weighted Average Loan Rate (WAC)                                7.087419%

Beginning Net Weighted Average Loan Rate                               6.488442%
Ending Net Weighted Average Loan Rate                                  6.487951%

Weighted Average Maturity (WAM) (Months)                                     346

Servicer Advances                                                      45,555.41

Aggregate Pool Prepayment                                          16,735,811.83
Pool Prepayment Rate                                                 43.6390 CPR




--------------------------------------------------------------------------------
                            Certificate Information
--------------------------------------------------------------------------------

Group 1
-------
Senior Percentage                                                 96.3934649639%
Senior Prepayment Percentage                                     100.0000000000%

Subordinate Percentage                                             3.6065350361%
Subordinate Prepayment Percentage                                  0.0000000000%

       THE
     BANK OF
       NEW
      YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                      Countrywide Home Loans Servicing LP
                          Mortgage Pass-Through Trust
                                 Series 2001-22

Certificate Account

Beginning Balance                                                             --

Deposit
Payments of Interest and Principal                                 19,165,083.40
Liquidation Proceeds                                                          --
All Other Proceeds                                                            --
Other Amounts                                                                 --
                                                               -----------------
Total Deposits                                                     19,165,083.40

Withdrawals
Reimbursement of Servicer Advances                                            --
Payment of Master Servicer Fees                                        66,599.20
Payment of Sub Servicer Fees                                          102,992.67
Payment of Other Fees                                                         --
Payment of Insurance Premium(s)                                         3,314.38
Payment of Personal Mortgage Insurance                                        --
Other Permitted Withdrawal per the Pooling and Service
  Agreement                                                                   --
Payment of Principal and Interest                                  18,991,953.91
                                                               -----------------
Total Withdrawals                                                  19,164,860.17

Ending Balance                                                          3,537.61

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                               8,192.68
Compensation for Gross PPIS from Servicing Fees                         8,192.68
Other Gross PPIS Compensation                                                 --
                                                               -----------------
Total Net PPIS (Non-Supported PPIS)                                           --

Master Servicing Fees Paid                                             66,599.20
Sub Servicing Fees Paid                                               102,992.67
Insurance Premium(s) Paid                                               3,314.38
Personal Mortgage Insurance Fees Paid                                         --
Other Fees Paid                                                               --
                                                               -----------------
Total Fees                                                            172,906.25

       THE
     BANK OF
       NEW
      YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                      Countrywide Home Loans Servicing LP
                          Mortgage Pass-Through Trust
                                 Series 2001-22

------------------------------------------------------------------------------------------------------------------------------------
                                                  Delinquency Information
------------------------------------------------------------------------------------------------------------------------------------


Group 1
-------
Delinquency                                                  30-59 Days          60-89 Days            90+ Days              Totals
------------                                           ----------------    ----------------    ----------------    ----------------
Scheduled Principal Balance                                3,991,536.81          778,168.25                  --        4,769,705.06
Percentage of Total Pool Balance                              1.167298%           0.227570%           0.000000%           1.394868%
Number of Loans                                                      10                   2                  --                  12
Percentage of Total Loans                                     1.223990%           0.244798%           0.000000%           1.468788%

Foreclosure
-----------
Scheduled Principal Balance                                                                                              841,249.51
Percentage of Total Pool Balance                                                                                          0.246018%
Number of Loans                                                                                                                   2
Percentage of Total Loans                                                                                                 0.244798%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                  --
Percentage of Total Loans                                                                                                 0.000000%

REO
---
Scheduled Principal Balance                                                                                              776,948.35
Percentage of Total Pool Balance                                                                                          0.227213%
Number of Loans                                                                                                                   2
Percentage of Total Loans                                                                                                 0.244798%

Book Value of all REO Loans                                                                                                      --
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                          --
Additional Gains (Recoveries)/Losses                                                                                             --
Total Realized Losses                                                                                                            --

------------------------------------------------------------------------------------------------------------------------------------
                                     Subordination/Credit Enhancement Information
------------------------------------------------------------------------------------------------------------------------------------

Protection                                          Original             Current
----------                                  ----------------    ----------------
Bankruptcy Loss                                   100,000.00          100,000.00
Bankruptcy Percentage                              0.024155%           0.029244%
Credit/Fraud Loss                               4,140,000.00        4,140,000.00
Credit/Fraud Loss Percentage                       1.000000%           1.210715%

       THE
     BANK OF
       NEW
      YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                      Countrywide Home Loans Servicing LP
                          Mortgage Pass-Through Trust
                                 Series 2001-22

Protection                                     Original                  Current
----------                        ---------------------    ---------------------
Special Hazard Loss                        4,140,000.00             3,590,010.42
Special Hazard Loss
 Percentage                                   1.000000%                1.049874%


Credit Support                                 Original                  Current
--------------                    ---------------------    ---------------------
Class A                                  675,368,427.92           594,060,858.93
Class A Percentage                           98.105552%               97.872559%

Class M                                    5,796,000.00             5,738,864.47
Class M Percentage                            0.841940%                0.945488%

Class B1                                   2,691,000.00             2,664,472.85
Class B1 Percentage                           0.390901%                0.438977%

Class B2                                   2,070,000.00             2,049,594.50
Class B2 Percentage                           0.300693%                0.337674%

Class B3                                     828,000.00               819,837.80
Class B3 Percentage                           0.120277%                0.135070%

Class B4                                     828,000.00               819,837.80
Class B4 Percentage                           0.120277%                0.135070%

Class B5                                     828,572.08               820,404.25
Class B5 Percentage                           0.120360%                0.135163%

--------------------------------------------------------------------------------
                            Reserve Fund Information
--------------------------------------------------------------------------------


Class A9 Reserve Account
------------------------
Beginning Balance                                                       4,645.36
Deposits                                                                      --
Accrued Interest                                                              --
Withdrawals                                                                40.78
Ending Balance                                                          4,604.58

Class A10 Reserve Account
-------------------------
Beginning Balance                                                       4,784.97
Deposits                                                                      --
Accrued Interest                                                              --
Withdrawals                                                                32.95
Ending Balance                                                          4,752.03

       THE
     BANK OF
       NEW
      YORK

101 Barclay St, 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                      Countrywide Home Loans Servicing LP
                          Mortgage Pass-Through Trust
                                 Series 2001-22

--------------------------------------------------------------------------------
                              MBIA Premium Amounts
--------------------------------------------------------------------------------

Class A9 Insurance Premium                                              1,647.71
Class A10 Insurance Premium                                             1,666.67